                                               CROSS REFERENCE SHEET
                                      OFI TREMONT CORE STRATEGIES HEDGE FUND
                                            PARTS A AND B OF PROSPECTUS

Item No.                              Caption                                     Location in Prospectus
--------                              -------                                     ----------------------
    1.           Outside Front Cover Page..........................  Outside Front Cover Page
    2.           Inside Front and Outside Back Cover Page..........
                                                                     Inside Front and Outside Back Cover Page
    3.           Fee Table and Synopsis............................  Summary of Fund Expenses
    4.           Financial Highlights..............................  Not Applicable
    5.           Plan of Distribution..............................  Outside Front Cover Page; Distribution
                                                                     Arrangements; Investor Servicing Arrangements
    6.           Selling Shareholders..............................  Not Applicable
    7.           Use of Proceeds...................................  Use of Proceeds
    8.           General Description of the Registrant.............  Outside Front Cover Page; Prospectus
                                                                     Summary--The Fund; General Information
    9.           Management........................................  Management of the Fund; Use of Proceeds
    10.          Capital Stock, Long-Term Debt, and Other
                 Securities........................................  Distribution Arrangements
    11.          Defaults and Arrears on Senior Securities.........  Not Applicable
    12.          Legal Proceedings.................................  Not Applicable
    13.          Table of Contents of the Statement of Additional
                 Information.......................................  Table of Contents of Statement of Additional
                                                                     Information (SAI)
    14.          Cover Page of SAI.................................  Cover Page (SAI)
    15.          Table of Contents of SAI..........................  Table of Contents (SAI)
    16.          General Information and History...................  General Information (SAI)
    17.          Investment Objective and Policies.................  Investment Objective and Principal Strategies;
                                                                     Additional Investment Policies (SAI)
    18.          Management........................................  Management of the Fund; Board of Trustees
                                                                     (SAI); Investment Advisory and Other Services
                                                                     (SAI)
    19.          Control Persons and Principal Holders of
                 Securities........................................  Not Applicable
    20.          Investment Advisory and Other Services............  Investment Advisory and Other Services (SAI)
    21.          Brokerage Allocation and Other Practices..........  Brokerage (SAI)
    22.          Tax Status........................................  Taxes; Tax Aspects (SAI)
    23.          Financial Statements..............................  Financial Statements (SAI)